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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Except as otherwise noted, Union Texas Petroleum Holdings, Inc. (the "Company") holds, either directly or indirectly, all or substantially all of the voting stock of the following corporations. Except as otherwise noted, all of the corporations are incorporated in the state of Delaware.

Union Texas Asia Corporation
Union Texas Barakan, Inc.
Union Texas Brasil, Inc.
Union Texas Carthage, Inc.
Union Texas Egypt, Inc.
West Gemsa Petroleum Company (1)
Four Oaks Insurance, Ltd. (2)
Union Texas Petroleum Energy Corporation
Unicon Producing Company (3)
Union Texas International Corporation
Union Texas Adriatic, Inc.
Union Texas (Argentina) Ltd.
Union Texas Finance, Inc.
Union Texas Maghreb, Inc.
Union Texas Methane, Inc.
Union Texas (Kai) Limited (4)
Union Texas (Tanimbar) Limited (4)
Union Texas (Rebi) Limited (4)
Union Texas (Transnational) Limited (4)
Union Texas East Kalimantan Limited (4)
Union Texas Espana, Inc.
Union Texas PNG, Inc.
Union Texas Pakistan, Inc.
Union Texas Petroleum Limited (5)
Union Texas Britannia Limited (5)
Union Texas Trading Corporation
Union Texas Petroleum Europe and Middle East, Inc.
Union Texas Metropole, S.A. (6)
Union Texas Petroleum Alaska Corporation
Union Texas Petroleum Services Corporation
Union Texas Products Corporation
Union Texas I Corporation
Union Texas Petrochemicals Pipeline, Inc.
Union Texas (South East Asia) Inc.
Union Texas Tunisia, Inc.
Unistar, Inc.
Union Texas Development Corporation
Unimar Company (7)
ENSTAR Corporation (8)
VICO 7.5, Inc. (8)
Virginia Indonesia Company (8)
Virginia Services, Ltd. (8)





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Purchasing Services Inc. (8)
VICO Services, Inc. (8)
ENSTAR Indonesia, Inc. (8)
Virginia International Company (8)
VICO Trading, Inc. (8)
Alaska Interstate Int'l Finance, N.V. (8)(9)
Alaska Interstate Int'l Finance, B.V. (8)(10)
AKI International Finance, N.V. (8)(9)
ENSTAR Petroleum, Ltd. (8)(11)
Unimar Financing Corporation (8)

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(1)      Incorporated under the laws of Egypt.
(2)      Incorporated under the laws of Bermuda.
(3) A Texas general partnership between a subsidiary of the Company and Continental Can Europe, Inc.
(4)      Incorporated under the laws of the Bahamas.
(5)      Incorporated under the laws of the United Kingdom.
(6)      Incorporated under the laws of France.
(7) A Texas general partnership between a subsidiary of the Company and a subsidiary of LASMO plc, a U.K. company.
(8)      Direct or indirect subsidiary of Unimar Company.
(9)      Incorporated under the laws of Curacao, Netherlands Antilles.
(10)     Incorporated under the laws of Rotterdam, The Netherlands.
(11)     Incorporated under the laws of Alberta, Canada.




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